EXHIBIT 16.1

January 10, 2001

Securities and Exchange Commission
450 Fifth Street N.W.
Washington, DC 20549

Gentlemen:

We have read Item 4 of Form 8-K dated January 10, 2001, of Sunhawk.com and are in agreement with the statements contained in paragraphs one and two of Item 4 on page 2 therein.

                      /s/ Ernst & Young LLP